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                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Proxy Statement and Prospectus and the Statement of Additional Information, constituting parts of this registration statement on Form N-14 (the "Registration Statement"), of our report dated December 17, 1997 relating to the October 31, 1997 financial statements and financial highlights of Dean Witter World Wide Income Trust (the "Fund"), our report dated November 20, 1998 relating to the financial statements and financial highlights of Morgan Stanley Dean Witter World Wide Income Trust, formerly Dean Witter World Wide Income Trust, appearing in the October 31, 1998 Annual Report to Shareholders of Morgan Stanley Dean Witter World Wide Income Trust, which is also incorporated by reference into the Registration Statement, and to the reference to us under the heading "Financial Statements and Experts" in such Proxy Statement and Prospectus. We also consent to the references to us under the headings "Independent Accountants" and "Experts" in the Fund's Statement of Additional Information dated February 6, 1998 and to the reference to us under the heading "Financial Highlights" in the Fund's Prospectus dated February 6, 1998, which Statement of Additional Information and Prospectus have been incorporated by reference into this Registration Statement.

    We hereby consent to the incorporation by reference in the Proxy Statement and Prospectus and the Statement of Additional Information constituting parts of this registration statement on Form N-14 (the "Registration Statement"), of our report dated December 17, 1997 relating to the October 31, 1997 financial statements and financial highlights of Dean Witter Global Short-Term Income Fund Inc. (the "Fund"), and of our report dated November 20, 1998 relating to the financial statements and financial highlights of Morgan Stanley Dean Witter Global Short-Term Income Fund Inc., formerly Dean Witter Global Short-Term Income Fund Inc., appearing in the October 31, 1998 Annual Report to Shareholders of Morgan Stanley Dean Witter Global Short-Term Income Fund Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Accountants" and "Experts" in the Fund's Statement of Additional Information dated February 10, 1998 and to the reference to us under the heading "Financial Highlights" in the Fund's Prospectus dated February 10, 1998, which Statement of Additional Information and Prospectus have been incorporated by reference into this Registration Statement.

PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York 10036
December 10, 1998